EXHIBIT 99.2

SUBORDINATED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

ImmuCell Corporation

SUBORDINATED PROMISSORY NOTE

NOTE AMOUNT: $400,000.00	EFFECTIVE DATE: June 30, 2021

FOR VALUE RECEIVED, ImmuCell Corporation, a Corporation (“Company”), promises to pay to the Maine Technology Institute (the “Holder”), or its registered assigns, the principal sum of Four Hundred Thousand Dollars ($400,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof, together with simple interest on the unpaid principal balance at a rate equal to five percent (5.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, commencing on the repayment date established in Schedule 1 to this Note and continuing on the repayment schedule established therein. In the event of any default under this Note, the Holder may, in its discretion, determine that all amounts owed to the Holder shall bear interest at a rate equal to the interest rate otherwise applicable to this Note identified above plus four percent (4%) per annum. All unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on demand in one payment at any time after the earlier of (i) the “Maturity Date” or (ii) upon or after the occurrence of an Event of Default (as defined below). This Note is issued pursuant to the Note Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Note Purchase Agreement”) between Company and the Holder named therein.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.	Definitions. As used in this Note, the following capitalized terms have the following meanings:

1.1	“Maturity Date” is December 31, 2028.

1.2	“Obligations” means all principal, accrued interest, and other reimbursement of costs and expenses due under this Note or the Note Purchase Agreement.

1.3	“Senior Indebtedness” means, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursed, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Company, or with respect to which Company is a guarantor, to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money, which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, by Company, whether or not secured, and (ii) any debentures, note or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

1.4	“Transaction Documents” means this Note, any Subsequent Note and the Note Purchase Agreement.

2	Advances. Upon satisfaction of the conditions set forth in the Transaction Documents, the Company may obtain advances on this Note on the schedule set forth in Appendix A to the Note Purchase Agreement until the Project Completion Date set forth in such Appendix A, after which date no further advances will be made under this Note except in the sole discretion of the Holder. At the time of each advance requested by the Company under this Note, (i) the Company shall have complied with all of the terms, conditions, and requirements of the Transaction Documents and the Company shall have completed all work required to satisfy the applicable Scope of Work and Deliverables described in Appendix A to the Note Purchase Agreement, and (ii) no default or event of default (even if any applicable cure period has not expired) shall be outstanding under any of the Transaction Documents and any other obligations of the Company or of any Guarantor to the Holder, regardless of the circumstances of prior advances by the Holder.

3	Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

3.1	Failure to Pay. Any Company failure to pay (i) when due any principal payment on the due date hereunder, (ii) any interest or other payment required under the terms of this Note or any other Transaction Document on the date due; or (iii) when due any payment obligation under any other grant or loan agreement between the Company and Holder; or

3.2	Breaches of Other Covenants. Any Company failure to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents, other than those specified in Section 3.1, and after the Company’s receipt of written notice by the Holder, such failure continues for ten (10) business days, or if such Company failure is not curable within such ten (10) business day period, the Company fails to commence a cure in a manner reasonably satisfactory to Holder within twenty (20) business days after the Company’s receipt of the written notice by the Holder. Such breaches of other Transaction Document covenants include, but are not limited to:

3.2.1	Relocation of Company Operations. The Company, without Holder’s prior consent, fails to (i) maintain a place of business in the State of Maine as defined in the Note Purchase Agreement Section 5.1; or

3.2.2	Transfer of Company Project Technology. The Company, without Holder’s prior consent, (i) sells, licenses, transfers or otherwise authorizes a third party to carry out the business and manufacturing operations, supporting product development, or process improvement activities resulting from the Technology funded by the proceeds of this Note, or (ii) sells, licenses, transfers or otherwise authorizes a third party to use the Company’s intellectual property rights in and to the Background or Project IP listed in Note Purchase Agreement Appendix D, or fails to maintain the Company’s rights to use the Appendix D intellectual property rights; or

3.3	Breaches of Other Company-Holder Agreements. Any Company failure to observe or perform any covenant, obligation, condition or agreement contained in any other grant or loan agreement between the Company and Holder, and Holder has issued a final default letter to the Company based on such failure; or

3.4	Voluntary Bankruptcy or Insolvency Proceedings. Any Company action to (i) apply for or consent to the appointment of a receiver, trustee, or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

3.5	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

3.6	Failure to Pay Indebtedness. Other than the failure to pay or breaches of the Company’s other agreements with Holder described in Sections 3.1 through 3.3 above, any Company failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) any indebtedness for money borrowed, or any declared default of the Company under any such indebtedness that gives the holder thereof the right to accelerate such indebtedness (and any such acceleration is not rescinded, annulled or otherwise cured within fourteen (14) days after receipt by the Company of notice of such acceleration), except to the extent such failure to pay or acceleration is the subject of a bona fide dispute that the Company is contesting in good faith and for which funds sufficient to pay such indebtedness have been set aside and reserved for payment by the Company; or

3.7	Material Change in the Company’s Business. There occurs a material change in the business, as presently conducted or proposed to be conducted, of the Company, as determined in good faith by the Holder, including, but not limited to a material change in the financial condition of the Company; or

3.8	Cessation of Company Operations. The Company’s board of directors votes to cease substantially all the Company’s operations or wind up the Company’s affairs; or

3.9	Use of Proceeds. The use of Note proceeds by the Company for any purpose not described in the Company’s Scope of Work or Deliverables set forth in the Note Purchase Agreement Appendix A, without the prior written approval of the Holder.

4.	Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Paragraph 3.4, “Voluntary Bankruptcy or Insolvency Proceedings” or Paragraph 3.5 “Involuntary Bankruptcy or Insolvency Proceedings,” and at any time thereafter during the continuance of such Event of Default beyond any applicable cure periods, Holder may (i) cease advancing money or extending credit to or for the benefit of the Company under any agreement; and (ii) declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Paragraphs 3.4 , “Voluntary Bankruptcy or Insolvency Proceedings” or Paragraph 3.5 “Involuntary Bankruptcy or Insolvency Proceedings,” immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by the Transaction Documents, or otherwise permitted to it by law, either by suit in equity or by action at law, or both. In case of an Event of Default, the Company must pay to the Holder such further amount as is sufficient to cover the cost and expenses of collection, including, without limitation, all Holder’s costs, fees, expenses or damages of any kind incurred by or imposed upon Holder in connection with or as a consequence of an Event of Default. Without limiting the foregoing, the Company shall pay all Holder’s actual costs of collection and attempted collection, including, without limitation: (i) those expenses incurred or paid to protect, preserve, collect, lease, sell, repair, improve, advertise, locate, take possession of, liquidate or otherwise deal with any collateral; (ii) expenses of dealing with any person or entity in any bankruptcy proceeding; (iii) all out-of-pocket expenses incurred for the Holder’s attorney and paralegal fees, disbursements, and costs, all at such rates and with respect to such services as the Holder in its sole discretion may elect to pay (as such rates may vary from time to time during the course of the performance of such services) including the costs of attorneys who are employees of the Holder; and (iv) the costs of appraisers, engineers, investment bankers, environmental consultants and other experts that may be retained by the Holder in connection with such collection efforts. Such costs will be added to the unpaid balance of the Note. No course of dealing and no delay on the part of the Holder in exercising any right will operate as a waiver of that right or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder is exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

5.	Subordination and Subrogation. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company’s Senior Indebtedness.

5.1	Subrogation. Subject to the payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 5) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 5 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

5.2	No Impairment. Nothing contained in this Section 5 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

6.	Prepayment. The principal amount of this Note and the accrued interest thereon may be prepaid without the written consent of the Holder. Any such permitted prepayment will be applied first to the payment of costs or expenses due under this Note or the related Note Purchase Agreement, second to interest accrued on this Note, if any, and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

7.	Successors and Assigns. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the Parties.

8.	Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder.

9.	Transfer of this Note. Holder may transfer this Note to any affiliate or successor-in- interest, or any agency of the State of Maine (including, but not limited to, the Finance Authority of Maine), subject to the applicable federal and state securities laws. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned in whole or in part by Company without the prior written consent of the Holder.

10.	Indemnification by Company. The Company agrees to indemnify, defend, save and hold harmless the Holder, its Officers, Directors, employees, agents and representatives, at the Company’s cost and expense, from and against any and all actual and alleged demands, claims, lawsuits, obligations, liabilities, losses, fees, costs, expenses and damages, including without limitation those listed in Sections 4 and 13 of this Note and other Transaction documents, incurred or imposed upon the Holder in connection with or as a consequence of any claims (including but not limited to third party claims), suits, actions, demands, or judgments arising out of or resulting from: (i) any actions or omissions of the Company, its officers, directors, employees, representatives, independent contractors, subcontractors, licensees or consultants; or (ii) Company’s performance or non-performance of its obligations under the Transaction Documents.

11.	Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if made consistent with the provisions of the Note Purchase Agreement of even date. Either Party hereto may by notice so given change its address for future notice hereunder.

12.	Payment. Payment shall be made in lawful tender of the United States.

13.	Expenses; Waivers. If action is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys ' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14.	Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Maine, without regard to the conflicts of law provisions of the State of Maine or of any other state.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its proper and duly authorized representative as an instrument under seal for purposes of 14 MRS§751 and I MRS §72(26-B) as of the date and year first written above.

COMPANY:		ATTESTING WITNESS

ImmuCell Corporation
56 Evergreen Drive
Portland, Maine 04103

By:	/s/ Michael Brigham	/s/ Elizabeth S Toothaker
Name:	Michael Brigham
Title:	President & CEO
Date:	June 30, 2021	Date: June 30, 2021